Exhibit 2(ii)

                               ARTICLES OF MERGER

                                       OF

                        MARCI INTERNATIONAL IMPORTS, INC.


     1. Plan of Merger. MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation, and MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation, agree to and hereby effect the merger of MARCI INTERNATIONAL IMPORTS, INC. into MARCI INTERNATIONAL IMPORTS, INC. on the terms and conditions hereinafter set forth. The corporation which is to survive the merger is MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation, which shall continue under the name MARCI INTERNATIONAL IMPORTS, INC.

     2. States of Incorporation. MARCI INTERNATIONAL IMPORTS, INC. was incorporated under the laws of the State of Delaware on November 13, 1986 and MARCI INTERNATIONAL IMPORTS, INC. was incorporated under the laws of the State of Georgia on August 4, 1988.

     3. Conversion of Securities on Merger. All of the outstanding shares of common stock of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation, shall, without further action, be and automatically become the shares of the authorized but unissued shares of common stock of MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation.

     4.   Officers  and   Directors.   The  officers  and   directors  of  MARCI
INTERNATIONAL IMPORTS, INC., a Delaware corporation, shall be the officers and directors of MARCI INTERNATIOAL IMPORTS, INC., a Georgia corporation.

         5. Effective Date. The effective date of the merger shall be September 30, 1988.

     6. Statement with Respect to Approval of Articles of Merger. The above Articles of Merger, being approved by both Boards of Directors, was approved by the shareholders of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation. Said shareholders own all of the 5,181,085 shares of outstanding common stock of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation. Of said shares, 51.8% (2,683,885 shares), representing a majority, approved the merger. There are no shares of outstanding common stock of MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation, on the effective date of the merger.

     IN WITNESS WHEREOF, the Presidents of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation, and MARCI INTERNATIONAL IMPORTS, INC., A Georgia corporation, pursuant to the authority given them by both Boards of Directors and approval of corporation shareholders of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation, do hereby execute and cause their corporation seals to be hereunto affixed and attested by their respective Secretaries.

         Dated: September 28, 1988

Attest:                      MARCI INTERNATIONAL IMPORTS, INC.,
                             A Delaware corporation


_________________________  By: _____________________________________
Joseph Lefkoff, Secretary      Stanley Atkins, President

(CORPORATE SEAL)


Attest:                       MARCI INTERNATIONAL IMPORTS, INC.,
                              A Georgia corporation


_________________________  By: _____________________________________
Joseph Lefkoff, Secretary     Stanley Atkins, President

(CORPORATE SEAL)


Received                                             CERTIFICATE
September 23, 1988                                   This Document Received
12:37                                                And Filed in the Office of
                                                     The Secretary of State
Secretary of State                                   By: ___________________
                                                          Date: 9-29-88

Document Number:  88 077 336 0000